FOR IMMEDIATE RELEASE

NUZEE (d/b/a/ COFFEE BLENDERS®) COMPLETES $4.1 MILLION EQUITY FINANCING

Vista, CA – August 6, 2019 -- NuZee, Inc. (OTCQB: NUZE) (“NuZee” or “the Company”), a specialty coffee company and a leading U.S. single serve pour over coffee producer and co-packer that wants to revolutionize the way coffee is enjoyed in America, announced today that it has closed $4,076,262 private placement equity financing. The Company sold 696,797 shares of common stock at a price of $5.85 per share. These sales were conducted during the period April through July 2019.

Net proceeds will be used for general corporate purposes.

“The current private placement provides NuZee with funding for us to begin to execute our recently announced expansion plans for Vista, California and the creation of a new manufacturing hub in Plano, Texas,” said Masa Higashida, NuZee’s Chief Executive Officer. “As we continue to grow our co-packing business, we have timed the operational completion of our Texas facility to match our forecasted potential capacity constraints of our existing California operations.”

The Drip Cup is one of the most popular methods of enjoying coffee in Japan, where more than 2.5 billion cups are consumed each year. Each Drip Cup comes sealed in a single-serve, nitrogen-flushed package. Simply pass hot water over the ground coffee contained in the specially designed, perforated pouch for delicious coffee anywhere, anytime. The Drip Cup methods requires no machinery (just hot water) and creates minimal waste.

Learn more about NuZee’s co-packing capabilities at https://pourovercopacking.com/.

All of the investors were non-U.S. persons (as that term is defined in Regulation S under the Securities Act of 1933, as amended) or accredited investors (as that term is defined in Regulation D under the Securities Act of 1933, as amended) and those investors purchased in transactions outside of the United States or exempt from the registration requirements of Securities Act pursuant to Rule 506, respectively. In issuing shares to those investors, we relied on the exemptions from the registration requirements provided for in Regulation S, Reg D and/or Section 4(2) of the Securities Act of 1933, as amended.

This Press Release does not constitute an offer to sell or the solicitation of an offer to buy any security. The securities described herein have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States or any state thereof absent registration under the Securities Act and applicable state securities laws or an applicable exemption from registration requirements.

61605-00002/3215872.2

About NuZee and Coffee Blenders

NuZee, Inc. (d/b/a Coffee Blenders®) is a specialty coffee company and a leading U.S. single-serve pour-over coffee producer and co-packer. We own highly sophisticated packing equipment developed in Asia for pour over coffee production and possess exclusive agreements that restrict North American competitors’ access to equipment and pour over filters. We co-pack single-serve pour-over coffee products for dozens of customers in the U.S. market and co-pack for the Korean market. Our California facility is SQF level 2 certified facility is Fair Trade, Organic, Kosher and Halal.

Forward Looking Statements

Any statements that are not historical facts contained in this release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. We have based these forward-looking statements upon information available to management as of the date of this release and management's expectations and projections about certain future events. It is possible that the assumptions made by management for purposes of such statements may not materialize. Such statements may involve risks and uncertainties, including but not limited to those relating to the Company’s ability to secure orders under its co-packing agreements and increase production, product demand, pricing, market acceptance, the effect of economic conditions, intellectual property rights, the outcome of competitive products, risks in product development, and other factors discussed from time to time in the Company's Securities and Exchange Commission filings. The Company undertakes no obligation to update or revise any forward-looking statement for events or circumstances after the date on which such statement is made.

NuZee Investor Relations

Shanoop Kothari Devin Sullivan

SVP and Chief Financial OfficerSenior Vice President

(713) 530-7688The Equity Group Inc.

shanoop@coffeeblenders.com(212) 836-9608

dsullivan@equityny.com

### #### ###

61605-00002/3215872.2